Exhibit 10.5

Form of Otis Worldwide Corporation 2020 Long-Term Incentive Plan

SECTION 1: Purpose; Definitions

The purpose of this Plan is to enable the Corporation to implement a compensation program that correlates compensation opportunities with shareowner value, focuses management on long-term, sustainable performance, and provides the Corporation with a competitive advantage in attracting, retaining and motivating officers, employees and directors.

For purposes of this Plan, the following terms are defined as set forth below:

a.	“Affiliate” means a company or other entity in which the Corporation has an equity or other financial interest, including joint ventures and partnerships.

b.	“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

c.	“Assumed Spin-Off Award” means an award granted to certain employees, officers, and directors of the Corporation, United Technologies Corporation, Carrier Global Corporation, and their respective Subsidiaries under a Prior Plan, which award is assumed by the Corporation and converted into an Award in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement.

d.	“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Cash Award granted pursuant to the terms of this Plan. For the avoidance of doubt, the term “Award” includes each Assumed Spin-Off Award.

e.	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

f.	“Board” means the Board of Directors of the Corporation.

g.	“Business Combination” has the meaning set forth in Section 10(e)(iii).

h.	“Cash Award” means an award granted to a Participant under Section 9 of this Plan.

i.	“Cause” means, unless otherwise provided in an Award Agreement: (i) conduct involving a felony criminal offense under U.S. federal or state law or an equivalent violation of the laws of any other country; (ii) dishonesty, fraud, self-dealing or material violations of civil law in the course of fulfilling the Participant’s employment duties; (iii) breach of the Participant’s intellectual property agreement or other written agreement with the Corporation; (iv) willful misconduct injurious to the Corporation or any of its Subsidiaries or Affiliates as shall be determined by the Committee; (v) negligent conduct injurious to the Corporation and any of its Subsidiaries and Affiliates, including negligent supervision of a subordinate who causes significant harm to the Corporation as determined by the Committee; or (vi) prior to a Change-in-Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change-in-Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review. Notwithstanding the foregoing, if a Participant is covered by the Corporation’s Change in Control Severance Plan, the definition of Cause for such Participant shall be as set forth in such plan.

j.	“Change-in-Control” has the meaning set forth in Section 10(e).

k.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

l.	“Committee” means the Committee referred to in Section 2.

m.	“Common Stock” means common stock, par value $0.01 per share, of the Corporation.

n.	“Corporate Transaction” has the meaning set forth in Section 3(d).

o.	“Corporation” means Otis Worldwide Corporation, a Delaware corporation, or its successor.

p.	“Disability” means permanent and total disability as determined under the Corporation’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code, with respect to an Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code.

q.	“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Corporation and its Affiliates.

r.	“Effective Date” has the meaning set forth in Section 12(a).

s.	“Eligible Individuals” means directors, officers, and employees of the Corporation or any of its Subsidiaries or Affiliates, and prospective directors, officers and employees who have accepted offers of employment or consultancy from the Corporation or its Subsidiaries or Affiliates.

t.	“Employee Matters Agreement” means the Employee Matters Agreement among the Corporation, United Technologies Corporation, and Carrier Global Corporation, entered into in connection with the Spin-Off.

u.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

v.	“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

w.	“Forfeiture Amount” has the meaning set forth in Section 14(i)(ii).

x.	“Full-Value Award” means any Award other than Stock Appreciation Right, Stock Option or Cash Awards.

y.	“Good Reason” means, the occurrence of any of the following without a Participant’s consent: (i) a material reduction in the Participant’s annual base salary, annual bonus opportunities, long-term incentive opportunities or other compensation and benefits in the aggregate from those in effect immediately prior to the Change-in-Control; (ii) a material diminution in the Participant’s title, duties, authority, responsibilities, functions or reporting relationship from those in effect immediately prior to the Change-in-Control; or (iii) a mandatory relocation of the Participant’s principal location of employment greater than 50 miles from immediately prior to the Change-in-Control. In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Corporation of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Corporation shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may cure the condition, if curable. If the Corporation fails to cure the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within one year following the end of the Cure Period in order for such termination to constitute a termination for Good Reason. The Participant’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iii) shall not affect the Participant’s ability to terminate employment for Good Reason. Notwithstanding the foregoing, if a Participant is covered by the Corporation’s Change in Control Severance Plan, the definition of Good Reason for such Participant shall be as set forth in such plan.

z.	“Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award and all other material terms applicable to such Award; or (ii) such later date as the Committee shall provide in such resolution.

aa.	“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

bb.	“Incumbent Board” has the meaning set forth in Section 10(e)(ii).

cc.	“Individual Agreement” means, after a Change-in-Control, (i) a change-in-control or severance agreement between a Participant and the Corporation or one of its Affiliates, or (ii) a change-in-control or severance plan covering a Participant that is sponsored by the Corporation or one of its Affiliates.

dd.	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

ee.	“Other Stock-Based Award” means an award granted to a Participant under Section 8 of this Plan.

ff.	“Outstanding Corporation Common Stock” has the meaning set forth in Section 10(e)(i).

gg.	“Outstanding Corporation Voting Securities” has the meaning set forth in Section 10(e)(i).

hh.	“Participant” means an Eligible Individual to whom an Award is or has been granted.

ii.	“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award which may be based on attainment of specified levels of one or more of the following measures, or of any other measures determined by the Committee in its discretion: stock price, total shareholder return, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on sales, return on assets or operating or net assets, market share, objective customer service measures or indices, pre- or after-tax income, net income, cash flow (before or after dividends or other adjustments), free cash flow, cash flow per share (before or after dividends or other adjustments), gross margin, working capital and gross inventory turnover, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cost control, gross profit, operating profit, unit volume, sales, in each case with respect to the Corporation or any one or more Subsidiaries, Affiliates, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

jj.	“Person” has the meaning set forth in Section 10(e)(i).

kk.	“Plan” means the Otis Worldwide Corporation 2020 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

ll.	“Prior Plans” means the United Technologies Corporation 2018 Long-Term Incentive Plan, the United Technologies Corporation Long-Term Incentive Plan, as amended and restated, and the Rockwell Collins, Inc. 2015 Long-Term Incentives Plan, as assumed by United Technologies Corporation.

mm.	“Replaced Award” has the meaning set forth in Section 10(b).

nn.	“Replacement Award” has the meaning set forth in Section 10(b).

oo.	“Section 16(b)” has the meaning set forth in Section 11(a).

pp.	“Share” means a share of Common Stock.

qq.	“Spin-Off” shall mean the distribution of Shares to the shareowners of United Technologies Corporation in 2020 pursuant to the Separation and Distribution Agreement between the Corporation, United Technologies Corporation, and Carrier Global Corporation, entered into in connection with such distribution.

rr.	“Stock Appreciation Right” means an Award granted under Section 5(a).

ss.	“Stock Option” means an Award granted under Section 5(b).

tt.	“Subsidiary” means any corporation, partnership, joint venture, limited company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

uu.	“Term” means the maximum period during which a Stock Appreciation Right or Stock Option may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

vv.	“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee: (i) if a Participant’s employment with the Corporation and its Affiliates terminates but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service, (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Corporation and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Corporation or another Subsidiary or Affiliate, and (iii) a Participant shall not be deemed to have incurred a Termination of Service solely by reason of such individual’s incurrence of a Disability. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its Subsidiaries and Affiliates shall not be considered a Termination of Service. Absences from employment by reason of notice periods, garden leaves or similar paid leaves implemented in contemplation of a permanent termination of employment shall not be recognized as service under this Plan. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”), and a Separation from Service shall be deemed to occur where the Participant and the Corporation and its Subsidiaries and Affiliates reasonably anticipate that the bona fide level of services that the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Corporation and/or any of its Subsidiaries or Affiliates for less than 36 months).

SECTION 2. Administration

a.	Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

i.	To select the Eligible Individuals to whom Awards may from time to time be granted;

ii.	To determine whether and to what extent Stock Appreciation Rights, Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards and Cash Awards or any combination thereof are to be granted hereunder;

iii.	To determine the number of Shares to be covered by each Award granted hereunder;

iv.	To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(c)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Subsidiary or Affiliate), treatment on Termination of Service, and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

v.	To modify, amend or adjust the terms and conditions (including, but not limited to, Performance Goals and measured results when necessary or appropriate for the purposes of preserving the validity of the goals as originally set by the Committee) of any Award (subject to Sections 5(d) and 5(e)), from time to time, including, without limitation, in order to comply with tax and securities laws, including laws of countries outside of the United States, and to comply with changes of law and accounting standards;

vi.	To determine to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred either automatically or at the election of a Participant;

vii.	To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

viii.	To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable;

ix.	To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

x.	To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

xi.	To decide all other matters that must be determined in connection with an Award; and

xii.	To otherwise administer this Plan.

b. Procedures.

i.	The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law, including Section 157(c) of the Delaware General Corporation Law, or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

ii.	Subject to Section 11(a), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

c.	Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals.

d.	Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

e.	Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Award Agreement within the time period specified in the Award Agreement, unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

f.	Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 3(a) and Assumed Spin-Off Awards, Award Agreements shall not provide for a designated vesting period of less than one year.

g.	Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, and/or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, and, in furtherance of such purposes, the Committee may adopt such procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 3. Common Stock Subject to Plan

a.	Authorized Shares. The maximum number of Shares that may be issued pursuant to Awards granted under this Plan shall be [ ], which includes Shares subject to Assumed Spin-Off Awards. The maximum number of shares that may be issued pursuant to Incentive Stock Options under this Plan shall be [ ]. Shares issued under this Plan may be authorized and unissued Shares, treasury Shares, or Shares purchased in the open market or otherwise, at the sole discretion of the Committee. Each Share issued pursuant to a Full-Value Award will result in a reduction of the number of Shares available for issuance under this Plan by 2 Shares. Each Share issued pursuant to a Stock Option or Stock Appreciation Right will result in a reduction of the number of Shares available for issuance under this Plan by one Share.

b.	Individual Limits. A Participant who is not a non-employee director may not be granted: (i) Stock Appreciation Rights and Stock Options in excess of 2,500,000 Shares during any calendar year, (ii) Full-Value Awards in excess of 600,000 Shares during any calendar year, or (iii) Cash Awards in excess of $10,000,000. Compensation payable by the Corporation to any non-employee director of the Corporation, including Awards granted under this Plan (with Awards valued based on the fair value on the Grant Date for accounting purposes) and cash fees paid or credited, may not exceed $1,500,000 during any single calendar year. None of the foregoing limitations in this Section 3(b) shall apply to Assumed Spin-Off Awards.

c.	Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued under this Plan. If the exercise price of any Stock Appreciation Right or Stock Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been issued under this Plan.

d.	Adjustment Provisions.

i.	In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Corporation’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Section 3(b) applicable to the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) financial goals or measured results to preserve the validity of the original goals set by the Committee; and (E) the exercise price of outstanding Awards.

ii.	In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Section 3(b) applicable to the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) financial goals or measured results to preserve the validity of the original goals set by the Committee; and (E) the exercise price of outstanding Awards.

iii.	In the case of Corporate Transactions, such adjustments may include: (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Appreciation Right or Stock Option shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

iv.	Any adjustments made pursuant to this Section 3(d) to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to Section 3(d) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either: (A) the Awards continue not to constitute “deferred compensation” subject to Section 409A of the Code; or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

v.	Any adjustment under this Section 3(d) need not be applied uniformly to all Participants.

SECTION 4: Eligibility

a.	Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries or Parent Corporation (within the meaning of Section 424(f) of the Code). In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement, certain employees, officers, and directors of the Corporation, United Technologies Corporation, and Carrier Global Corporation and their respective Subsidiaries will receive Assumed Spin-Off Awards.

SECTION 5: Stock Appreciation Rights and Stock Options

a.	Nature of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, or Shares with a Fair Market Value, equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

b.	Types of Stock Options. Stock Options may be granted in the form of Incentive Stock Options or Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

c.	Exercise Price. The exercise price per Share subject to a Stock Appreciation Right or Stock Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Appreciation Right or Stock Option granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Appreciation Right or Stock Option with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Appreciation Right or Stock Option, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

d.	Term. The Term of each Stock Appreciation Right and each Stock Option shall be fixed by the Committee, but no Stock Appreciation Right or Stock Option shall be exercisable more than 10 years after its Grant Date.

e.	Exercisability; Method of Exercise. Except as otherwise provided herein, Stock Appreciation Rights and Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the provisions of this Section 5, Stock Appreciation Rights and Stock Options may be exercised, in whole or in part in accordance with the methods and procedures established by the Committee in the Award Agreement or otherwise.

f.	Delivery; Rights of Shareowners. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Appreciation Right or Stock Option until the exercise price therefore has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(j), a Participant shall have all of the rights of a shareowner of the number of Shares deliverable pursuant to such Stock Appreciation Right or Stock Option (including, if applicable, the right to vote the applicable Shares), when the Participant: (i) has given written notice of exercise; (ii) if requested, has given the representation described in Section 14(a); and (iii) in the case of a Stock Option, has paid in full for such Shares.

g.	Nontransferability of Stock Appreciation Rights and Stock Options. No Stock Appreciation Right or Stock Option shall be transferable by a Participant other than, for no value or consideration: (i) by will or by the laws of descent and distribution; or (ii) in the case of a Stock Appreciation Right or Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly, or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Appreciation Right or Stock Option shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Option is transferred pursuant to this Section 5(g), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant. No Participant may enter into any agreement for the purpose of selling, transferring or otherwise engaging in any transaction that has the effect of exchanging his or her economic interest in any Award to another person or entity for a cash payment or other consideration unless first approved by a majority of the Corporation’s shareowners.

h.	Termination of Service. The effect of a Participant’s Termination of Service on any Stock Appreciation Right or Stock Option then held by the Participant shall be set forth in the applicable Award Agreement.

i.	Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Corporation and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

j.	Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Appreciation Rights or Stock Options; provided that Stock Appreciation Rights and Stock Options may be adjusted under certain circumstances in accordance with the terms of Section 3(d).

SECTION 6: Restricted Stock

a.	Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

b.	Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

c.	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

i.	The Committee shall, prior to or at the time of grant, condition: (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

ii.	Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply, and until the expiration of such period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

d.	Rights of a Shareowner. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareowner of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends (subject to Section 14(e)).

e.	Termination of Service. The effect of a Participant’s Termination of Service on his or her Restricted Stock shall be set forth in the applicable Award Agreement.

SECTION 7: Restricted Stock Units

a.	Nature of Awards. Restricted stock units and deferred stock units (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

b.	Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

i.	The Committee shall, prior to or at the time of grant, condition: (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

ii.	The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).

c.	Rights of a Shareowner. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareowner with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the Participant in settlement thereof.

d.	Termination of Service. The effect of a Participant’s Termination of Service on his or her Restricted Stock Units shall be set forth in the applicable Award Agreement.

SECTION 8: Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may: (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares; (b) be subject to performance-based and/or service-based conditions; (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award; and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

SECTION 9: Cash Awards

The Committee may grant awards that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

SECTION 10: Change-in-Control Provisions

a.	General. The provisions of this Section 10 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

b.	Impact of Change-in-Control. Upon the occurrence of a Change-in-Control: (i) all then-outstanding Stock Appreciation Rights and Stock Options shall become fully vested and exercisable, all Full-Value Awards (other than performance-based Awards), and all Cash Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level; and (y) the level of achievement as determined by the Committee not later than the date of the Change-in-Control, taking into account performance through the latest date preceding the Change-in-Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period).

c.	Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable performance period (or such shorter period as determined by the Committee) and the applicable Performance Goals shall be deemed to be achieved at the greater of (x) the applicable target level; and (y) the level of achievement as determined by the Committee taking into account performance through the latest date preceding the Change-in-Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change-in-Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Corporation or the entity surviving the Corporation following the Change-in-Control; (iv) it contains terms relating to time-based vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change-in-Control) as of the date of the Change-in-Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change-in-Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change-in-Control, in its sole discretion.

d.	Termination of Service. Notwithstanding any other provision of this Plan to the contrary, and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Corporation other than for Cause or by the Participant for Good Reason within 24 months (or such longer period as is specified in the applicable Award Agreement) following a Change-in-Control: (i) all Replacement Awards held by such Participant shall vest in full and be free of restrictions, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Appreciation Right or Stock Option held by the Participant as of the date of the Change-in-Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Stock Appreciation Right or Nonqualified Stock Option.

e.	Definition of Change-in-Control. For purposes of this Plan, a “Change-in-Control” shall mean the happening of any of the following events:

i.	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change-in-Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(e); or

ii.	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 10(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

iii.	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

iv.	The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

f.	Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, for any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change-in-Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change-in-Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”); provided, however, that whether or not a Change-in-Control is a Section 409A CIC, such Change-in-Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

SECTION 11: Section 16(b); Section 409A

a.	The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

b.	This Plan and the Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered and interpreted in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” subject to Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

SECTION 12: Term, Amendment and Termination

a.	Effectiveness. Prior to the Spin-Off, this Plan was approved by the Board and by United Technologies Corporation as the sole shareowner of the Corporation. This Plan will be effective on the date on which the Spin-Off occurs (the “Effective Date”).

b.	Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

c.	Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Corporation’s shareowners to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

d.	Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules.

SECTION 13: Unfunded Status of Plan

Neither the Corporation nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under the Plan. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligation created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Corporation.

SECTION 14: General Provisions

a.	Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable.

b.	Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

c.	No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

d.	Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income, or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

e.	Dividends and Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

f.	Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.

g.	Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or” where the context so requires.

h.	Non-Transferability. Except as otherwise provided in Section 5(g) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

i.	Clawback Policy.

i.	Forfeiture Event. Unless otherwise determined by the Committee, upon the occurrence of any of the following events, the Participant shall forfeit all of the Participant’s outstanding Awards, whether vested or unvested, and shall pay the Forfeiture Amount (as defined in clause (ii) below) to the Corporation within 30 days following receipt from the Corporation of written notice from the Corporation:

A.	Termination of Service for Cause;

B.	Within three years following any Termination of Service the Committee determines that the Participant engaged in conduct before the Participant’s termination date that would have constituted the basis for a Termination of Service for Cause;

C.	At any time during the 24-month period immediately following any Termination of Service, a Participant:

1.	Solicits for employment or otherwise attempts to retain the professional services of any individual then employed or engaged by the Corporation (other than a person performing secretarial or similar services) or who was so employed or engaged during the three-month period preceding such solicitation; or

2.	Publicly disparages the Corporation or any of its officers, directors or senior executive employees or otherwise makes any public statement that is materially detrimental to the interests of the Corporation or such individuals; or

D.	At any time during the 12-month period following any Termination of Service, a Participant becomes employed by, consults for or otherwise renders services to any business entity or person engaged in activities that compete with the Corporation or the business unit that employed the Participant, unless the Participant has first obtained the written consent of the Chief Human Resources Officer or her or his delegate. For purposes of applying this provision: (x) Participant shall be deemed to have been employed by each business unit that employed the Participant within the two-year period immediately prior to the date of the Termination of Service, and (y) the status of a business entity or person as a competitor shall be determined by the Chief Human Resources Officer in her or his sole discretion.

ii.	Forfeiture Amount. The “Forfeiture Amount” means an amount determined by the Committee in its sole and absolute discretion, up to the sum of: (A) the Fair Market Value of any Shares held by the Participant as of the date that the Committee requires forfeiture that were acquired by the Participant pursuant to an Award during the three-year period preceding such date, (B) the amount of (1) the proceeds from the sale (including sales to the Corporation) of any Shares acquired by the Participant pursuant to an Award during the three-year period preceding the date that the Committee requires forfeiture, less (2) the amount, if any, paid by the Participant to purchase such Shares, and (C) any proceeds received by the Participant upon cash settlement of any Award during the three-year period preceding the date that the Committee requires forfeiture.

iii.	Committee Determination. Without limiting the generality of Section 2, the Committee shall make all determinations required pursuant to this Section 14(i) in its sole and absolute discretion, and such determinations shall be conclusive and binding on all Persons. Notwithstanding any provision of Section 14(i)(i) to the contrary, the Committee has sole and absolute discretion not to require a Participant to pay all or any portion of a Forfeiture Amount, and its determination not to require any Participant to pay all or any portion of a Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of a Forfeiture Amount with respect to any other act or other Participant.

iv.	Effect of Change-in-Control. Notwithstanding the foregoing and notwithstanding anything to the contrary in any Award Agreement or otherwise, this Section 14(i) shall not be applicable to any Participant following a Change-in-Control.

v.	Nonexclusive Remedy. This Section 14(i) shall be a nonexclusive remedy and nothing contained in this Section 14(i) shall preclude the Corporation from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 14(i).

j.	Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the Prior Plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of United Technologies Corporation and the terms of the Employee Matters Agreement, provided that following the date of the Spin-Off, each such Award shall relate solely to Shares and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.